Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Genetic Technologies Limited

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price(3)(4)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, no par value, underlying Warrants to Purchase American Depositary Shares (5)	Rule 457(c)	30,000,000	$0.08	$2,400,000	0.0001476	$354.24
Fees Previously Paid
	Total Offering Amounts					$2,400,000		$354.24
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$354.24

(1)	American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-183861). Each ADS represents thirty (30) of the Registrant’s ordinary shares, no par value.

(2)	This registration statement also includes an indeterminate number of ordinary shares underlying the ADSs that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act based on the average of the equivalent high and low sales prices of the Registrant’s ADSs on the Nasdaq Capital Market on May 14, 2024, divided by 30 (to give effect to the 1:30 ratio of ADSs to ordinary shares).

(4)	The Registrant will not receive any proceeds from the sale of its ADSs by the selling shareholders.

(5)	Consists of 30,000,000 ordinary shares represented by 1,000,000 ADSs issuable upon the exercise of warrants. All 30,000,000 ordinary shares represented by 1,000,000 ADSs are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-1.